Carla Baca
Associate Vice President, Investor Relations
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 5, 2021 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2021. The Company reported net income of $24.0 million, or $0.17 per diluted common share, for the quarter ended March 31, 2021. Normalized FFO for the three months ended March 31, 2021 totaled $58.3 million, or $0.42 per diluted common share.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.42, an increase of 2.6% from $0.41 in the first quarter of 2020.
•Same store cash NOI for the first quarter increased 2.1% over the first quarter of 2020. For the trailing twelve months ended March 31, 2021, same store cash NOI grew 2.0%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.86%
◦Future annual contractual increases of 2.98% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 4.4% on 616,000 square feet renewed:
▪2% (<0% spread)
▪7% (0-3%)
▪73% (3-4%)
▪18% (>4%)
◦Tenant retention of 88.5%
•Portfolio leasing activity in the first quarter totaled 856,000 square feet related to 151 leases:
◦656,000 square feet of renewals
◦200,000 square feet of new and expansion leases
•During the first quarter, the Company acquired seven medical office buildings for $76.6 million totaling 275,000 square feet.
◦In Dallas, two buildings totaling 122,000 square feet for $22.5 million located on AA- rated Baylor Scott & White's Medical Center - Grapevine campus. The Company owns two additional properties on this campus.
◦In San Diego, a 22,000 square foot building for $17.2 million that is 100% leased to University of California San Diego Health and adjacent to AA rated Scripps Health's Mercy Hospital San Diego.
◦In Denver, an off campus 59,000 square foot property for $14.4 million acquired under the TIAA joint venture.
◦In Washington, D.C., a 26,000 square foot building for $12.8 million adjacent to AA rated Sentara Healthcare's Northern Virginia Medical Center Hospital campus.
◦In Atlanta, two buildings totaling 45,000 square feet for $9.8 million located on and adjacent to A rated Wellstar Health System's Douglas Hospital campus. The Company owns two additional properties on this campus.

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◦The Company funded $69.4 million in these properties, net of TIAA's 50% joint venture contribution.
•Subsequent to the end of the quarter, the Company acquired three medical office buildings under the TIAA joint venture totaling 130,000 square feet for $52.1 million.
◦In Los Angeles, a 58,000 square foot building for $31.3 million on AA- rated MemorialCare Health System's Saddleback Medical Center campus. The Company owns three additional buildings around this campus.
◦In San Antonio, an off campus 45,000 square foot building for $13.6 million leased to a diverse mix of specialists and primary care including Baptist Health.
◦In Colorado Springs, an off campus 28,000 square foot building for $7.2 million that is leased to a diverse mix of specialists and primary care.
◦The Company funded $26.1 million in these properties, net of TIAA's 50% joint venture contribution.
•Year-to-date, the Company acquired ten buildings totaling 405,000 square feet for $128.7 million at a weighted average cap rate of 5.5%.
•Year-to-date, the Company sold three medical office buildings totaling 94,000 square feet for $34.1 million at a weighted average cap rate of 4.8%.
•In April, the Company commenced a 23,000 square foot expansion and redevelopment of an existing 33,000 square foot medical office building adjacent to AA- rated MultiCare Health System's Tacoma General Hospital. The project has a total budget of $12.4 million and the expansion is 100% leased to MultiCare.
•During the first quarter, the Company settled 2.0 million shares through its forward equity program, generating $62.7 million in net proceeds.
◦The Company currently has approximately 4.1 million shares to be settled through forward equity contracts and expects gross proceeds of approximately $127.3 million, before cost of borrowing under the forward contracts.
•As of March 31, 2021 the Company had cash of $12.1 million and $693 million available on its revolver.
•Net debt to adjusted EBITDA was 5.3 times at the end of the quarter.
•A dividend of $0.3025 per share was paid during the quarter, which equaled 80.8% of FAD. On a trailing twelve months basis, dividends paid equaled 88.7% of FAD.
•A dividend of $0.3025 per share is payable on May 28, 2021 for stockholders of record on May 17, 2021.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2021, the Company owned 228 real estate properties in 24 states totaling 16.5 million square feet and was valued at approximately $5.9 billion. The Company provided leasing and property management services to 13.1 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2020 under the heading "Risk Factors," and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	MARCH 31, 2021	DECEMBER 31, 2020
Real estate properties
Land	$369,202	$362,695
Buildings, improvements and lease intangibles	4,201,251	4,220,297
Personal property	11,370	11,195
Land held for development	27,226	27,226
Total real estate properties	4,609,049	4,621,413
Less accumulated depreciation and amortization	(1,238,044)	(1,239,224)
Total real estate properties, net	3,371,005	3,382,189
Cash and cash equivalents	12,087	15,303
Assets held for sale, net	64,578	20,646
Operating lease right-of-use assets	120,890	125,198
Financing lease right-of-use assets	19,559	19,667
Investments in unconsolidated joint ventures	83,943	73,137
Other assets, net	182,043	176,120
Total assets	$3,854,105	$3,812,260

LIABILITIES AND STOCKHOLDERS' EQUITY
	MARCH 31, 2021	DECEMBER 31, 2020
Liabilities
Notes and bonds payable	$1,609,251	$1,602,769
Accounts payable and accrued liabilities	66,407	81,174
Liabilities of properties held for sale	1,342	1,216
Operating lease liabilities	91,921	92,273
Financing lease liabilities	18,722	18,837
Other liabilities	68,353	67,615
Total liabilities	1,855,996	1,863,884
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 141,660 and 139,487 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,417	1,395
Additional paid-in capital	3,699,867	3,635,341
Accumulated other comprehensive loss	(13,887)	(17,832)
Cumulative net income attributable to common stockholders	1,223,521	1,199,499
Cumulative dividends	(2,912,809)	(2,870,027)
Total stockholders' equity	1,998,109	1,948,376
Total liabilities and stockholders' equity	$3,854,105	$3,812,260

1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED MARCH 31,
	2021	2020
Revenues
Rental income	$128,389	$122,644
Other operating	1,950	2,163
	130,339	124,807
Expenses
Property operating	52,215	49,552
General and administrative	8,499	8,766
Acquisition and pursuit costs	744	750
Depreciation and amortization	50,079	47,497
	111,537	106,565
Other income (expense)
Gain (loss) on sales of real estate assets	18,890	(49)
Interest expense	(13,262)	(13,960)
Impairment of real estate assets	(834)	—
Equity (loss) from unconsolidated joint ventures	(74)	(11)
Interest and other income (expense), net	500	93
	5,220	(13,927)
Net Income (loss)	$24,022	$4,315

Basic earnings per common share - Net income	$0.17	$0.03
Diluted earnings per common share - Net income	$0.17	$0.03

Weighted average common shares outstanding - basic	138,774	133,036
Weighted average common shares outstanding - diluted	138,871	133,150

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED MARCH 31,
	2021	2020
Net income	$24,022	$4,315
(Gain) loss on sales of real estate assets	(18,890)	49
Impairment of real estate asset	834	—
Real estate depreciation and amortization	51,311	48,531
Proportionate share of unconsolidated joint venture adjustments	813	80
Funds from operations (FFO)	$58,090	$52,975
Acquisition and pursuit costs [1]	744	750
Lease intangible amortization	(72)	745
Forfeited earnest money received	(500)	—
Proportionate share of unconsolidated joint ventures	27	—
Normalized FFO	$58,289	$54,470
Non-real estate depreciation and amortization	673	823
Non-cash interest expense amortization [2]	894	746
Provision for bad debt, net	(79)	(83)
Straight-line rent income, net	(1,094)	(668)
Stock-based compensation	3,019	2,599
Proportionate share of unconsolidated joint venture	(357)	8
Normalized FFO adjusted for non-cash items	61,345	57,895
2nd generation TI	(5,189)	(6,040)
Leasing commissions paid	(1,193)	(2,824)
Capital additions	(2,019)	(3,470)
Maintenance cap ex	(8,401)	(12,334)
Funds available for distribution (FAD)	$52,944	$45,561
FFO per common share - diluted	$0.42	$0.40
Normalized FFO per common share - diluted	$0.42	$0.41
FFO weighted average common shares outstanding - diluted [3]	139,714	133,980

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2Includes the amortization of deferred financing costs and discounts and premiums.
3The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 843,173 for the three months ended March 31, 2021.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects of existing same store properties. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

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